UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134 (Zip Code)
(Address of Principal Executive Offices)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 18, 2008, Cadence Design Systems, Inc. (“Cadence”) received a letter from The NASDAQ Stock Market (“Nasdaq”) indicating that Cadence is not in compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14) because Cadence did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 (“Form 10-Q”).
The delay in the filing of the Form 10-Q is related to the previously announced investigation being conducted by the Audit Committee of Cadence’s Board of Directors and its independent counsel. Cadence will file the Form 10-Q as soon as practicable.
The Nasdaq letter also stated that Cadence may submit a plan to regain compliance no later than January 19, 2009.
A copy of the press release announcing the receipt of the letter from Nasdaq is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on November 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 24, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on November 24, 2008.